UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AQUAMER MEDICAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

EXPLANATORY NOTE

This revised Definitive Proxy Statement on Schedule 14A is being filed in response to comments issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission, to (i) separate former Proposal 2 into two separate proposals, the first (new Proposal 2) to effect the Reverse Stock Split and the second (new Proposal 3) to reduce the number of authorized shares of our common stock, (ii) to clarify the voting status of certain shares issued in connection with our acquisition of Urban Agricultural Corp., (iii) to clarify the basis for the determination of the ratio to be used in the Reverse Stock Split, (iv) to set a time limit for the decision by our Board of Directors as to whether to implement the Reverse Stock Split and the reduction in the number of authorized shares if approved by stockholders, (v) to clarify the information presented under the caption “Purpose and Effect of the Reduction in the Number of Authorized Shares of Common Stock” and (vi) to change the dates relating to the mailing of this revised Definitive Proxy Statement and the date of the Special Meeting.

AQUAMER MEDICAL CORP.

 8 Algonquian Drive

Natick, MA 01760

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, DECEMBER 20, 2010

December 9, 2010

Dear Stockholder:

Notice is hereby given that a Special Meeting of Stockholders of Aquamer Medical Corp. (the “Company”) will be held at the offices of Pryor Cashman LLP, 7 Times Square, New York, NY 10036, on Monday, December 20, 2010 at 1:30 p.m. local time for the following purposes:

•	To consider and vote upon a proposal to amend our Certificate of Incorporation to change the name of our company from Aquamer Medical Corp. to Urban Ag. Corp.

•	To consider and vote upon a proposal to amend our Certificate of Incorporation to implement a reverse stock split of our outstanding common stock at an exchange ratio of one-for-eighty-seven (1:87).

•
If the proposal to implement a reverse stock split of our outstanding common stock is approved, to consider and vote upon a proposal to amend our Certificate of Incorporation to reduce the number of authorized shares of our common stock from 200,000,000 shares to 15,000,000 shares.

•	To consider and vote upon a proposal to approve and adopt our 2010 Long-Term Incentive Plan.

•
To consider and vote upon a proposal to ratify the appointment of Miller Wachman LLP of Boston, Massachusetts, a registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2010.

Our Board of Directors has fixed November 19, 2010 as the record date (the “Record Date”) for the special meeting.  Only stockholders of record at the close of business on the Record Date will be entitled to vote at the special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2010: A complete set of proxy materials relating to our special meeting is available on the Internet. These materials, consisting of the Notice of Special Meeting of Stockholders, the proxy statement and the proxy card, may be viewed at http://www.urbanagcorp.net.

Details regarding the name change, reverse stock split and the other proposals to be considered at the special meeting are set forth in the enclosed proxy statement, which you are urged to read carefully.  Our Board of Directors believes that these proposals are in the best interests of our company and our stockholders and recommends that our stockholders vote FOR the approval of each of them.

ii

Your vote is important.  Whether or not you plan to attend the special meeting, please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting.  If you are a stockholder of record and decide to attend the special meeting, you may withdraw your proxy and vote in person.

If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank.  You should not send any certificates representing common stock with your proxy card.

On behalf of our Board of Directors, I would like to thank you for your continued support and confidence in our Company.

Sincerely,

/s/ Edwin A. Reilly
Edwin A. Reilly
Chief Executive Officer

iii

AQUAMER MEDICAL CORP.
8 Algonquian Drive
Natick, MA 01760

PROXY STATEMENT

Date, Time and Place of the Special Meeting

This proxy statement is furnished to the stockholders of Aquamer Medical Corp. in connection with the solicitation, by order of our board of directors (“Board of Directors”), of proxies to be voted at a special meeting of stockholders to be held at the offices of Pryor Cashman LLP, 7 Times Square, New York, NY 10036, on December 20, 2010 at 1:30 p.m. local time (the “Special Meeting”), and at any adjournment or adjournments thereof.  The accompanying proxy is being solicited on behalf of our Board of Directors.  We intend to release this proxy statement and the enclosed proxy card to our stockholders on or about Thursday, December 9, 2010.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to consider and vote upon the following matters:

(1)	A proposal to amend our Certificate of Incorporation to change the name of our company from Aquamer Medical Corp. to Urban Ag. Corp.

(2)
A proposal to amend our Certificate of Incorporation to implement a reverse stock split (the “Reverse Stock Split”) of our outstanding common stock (“Common Stock”) at an exchange ratio of one-for-eighty-seven (1:87).

(3)
If and only if  the Reverse Stock Spit is approved, a proposal to amend our Certificate of Incorporation to reduce the number of authorized shares of our Common Stock from 200,000,000 shares to 15,000,000 shares.

(4)	A proposal to approve and adopt our 2010 Long-Term Incentive Plan (the “Plan”).

(5)	A proposal to ratify the appointment of Miller Wachman LLP of Boston, Massachusetts, as our independent auditors for the fiscal year ending December 31, 2010.

Voting and Revocation of Proxies; Adjournment

All of our voting securities represented by valid proxies, unless the stockholder otherwise specifies therein or unless revoked, will be voted FOR the amendment to our Certificate of Incorporation to change our name, FOR the amendment to our Certificate of Incorporation to effect the Reverse Stock Split, FOR the amendment to our Certificate of Incorporation to reduce the number of authorized shares of our Common Stock, FOR the adoption of our 2010 Long-Term Incentive Plan and FOR the ratification of Miller Wachman LLP as our independent auditors.

If a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.  Any stockholder has the power to revoke such stockholder’s proxy at any time before it is voted.  A stockholder may revoke a proxy by delivering a written statement to our corporate secretary stating that the proxy is revoked, by submitting a subsequent proxy signed by the same person who signed the prior proxy, or by voting in person at the Special Meeting.

As of November 2, 2010, we had a total of 173,999,870 shares of Common Stock outstanding, including 30,000,000 shares of our Common Stock that were issued in connection with our recent acquisition of Urban Agriculture Corporation (“UAC”) and that are being held in escrow to secure certain potential liabilities of the former stockholders of UAC.  The withheld shares have been recorded on the books of the transfer agent in the respective names of the various selling stockholders, subject to the escrow, and such stockholders individually have the right to vote the shares held in their name at the Special Meeting.  A majority of the votes cast by the stockholders entitled to vote at the Special Meeting is required to approve each of the proposals, including the amendments to our Certificate of Incorporation, the adoption of the Plan and the approval of our independent auditors.  For purposes of determining whether a proposal has received the required vote, abstentions will be included in the vote totals, with the result being that an abstention will have the same effect as a negative vote.  In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called “broker non-votes”), those shares will not be included in the vote totals and, therefore, will also have the same effect as a negative vote.  Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting.  The persons named as proxies will vote FOR of any such proposed adjournment or adjournments.  Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this proxy statement.

We have been advised that five stockholders, who beneficially own in the aggregate approximately 72,786,948 shares of our Common Stock, representing an aggregate of approximately 41.8% of the total voting power of our Common Stock, have advised our Board of Directors that they intend to vote FOR each of the proposals.

Solicitation

The solicitation of proxies pursuant to this proxy statement will be primarily by mail.  In addition, certain of our directors, officers or other employees may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record.  No additional compensation will be paid to our directors, officers or other employees for such services.  We will bear the cost of the solicitation of proxies related to the Special Meeting.

Quorum and Voting Rights

Our Board of Directors has fixed Friday, November 19, 2010, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting.  Holders of record of shares of our Common Stock at the close of business on the Record Date will be entitled to one vote for each share held.  The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record.  Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card or voting instruction form sent to stockholders of record.

Proposal 1:

(Item 1 on the proxy card)

To Amend Our Certificate of Incorporation to Change the Name of Our Company From Aquamer Medical Corp. to Urban Ag. Corp.

On August 16, 2010, we acquired 100% of the outstanding capital stock of UAC, in exchange for an aggregate of 60,000,002 shares of our Common Stock, representing 34.9% of the outstanding Common Stock after the closing of the acquisition.  UAC was organized to conduct an urban indoor vertical farming business.  Vertical farming seeks through high-density production methods to increase fruit, produce and herb production using a  much-reduced physical footprint and fewer resources relative to field agriculture.  Vertical farming systems have the potential for increasing urban food supplies while decreasing the ecological impact of farming, including a smaller carbon footprint due to the reduction in fuel required transporting product across the country.  UAC has acquired from TerraSphere Systems, LLC, a company that designs and builds proprietary systems for growing fruits and vegetables in controlled, indoor environments, an exclusive license for the development of systems in the Commonwealth of Massachusetts and the right of first refusal to purchase exclusive licenses for the development of systems in New Jersey, Pennsylvania and California.

Our Board of Directors has determined that we should focus our management efforts and financial resources on the development of the UAC business and that we should identify that business publicly as our principal focus.  Our Board of Directors recommends we change our name to demarcate our current business plan from our former plan and because it believes the suggested name is more reflective of our intended business.

For this reason, on October 23, 2010, our Board of Directors approved the amendment to our Certificate of Incorporation to change our name, subject to obtaining stockholder approval.   Our Board of Directors has directed that a proposal to approve this amendment to our Certificate of Incorporation be submitted to our stockholders for consideration and action.   The form of Certificate of Amendment (the “Certificate of Amendment”) that provides for the change of our name is set forth in Annex A to this proxy statement and is incorporated by reference into this proxy statement.

If the proposed amendment to our Certificate of Incorporation to change the name of our company is approved by our stockholders, we will file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, including the language reflecting our name change.   The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State (the “Effective Date”).

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of an amendment to our Certificate of Incorporation to change the name of our company from Aquamer Medical Corp. to Urban Ag. Corp.

Proposal 2:

(Item 2 on the proxy card)

To Approve an Amendment to Our Certificate of Incorporation to Effect a One-For-Eighty-Seven Reverse Stock Split of the Issued and Outstanding Shares of our Common Stock.

General

We are asking our stockholders to approve an amendment to our Certificate of Incorporation to effect the Reverse Stock Split.  On October 23, 2010, our Board of Directors approved an amendment to our Certificate of Incorporation, subject to obtaining stockholder approval, to effect the Reverse Stock Split and the reduction in our authorized Common Stock.  Our Board of Directors has directed that a proposal to approve this amendment to our Certificate of Incorporation be submitted to our stockholders for consideration and action.

The text of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split as described in this proposal is also set forth in Annex A attached to this proxy statement and is incorporated by reference into this proxy statement.

If our stockholders approve the proposed amendment to our Certificate of Incorporation to implement the Reverse Stock Split and the reduction in our authorized Common Stock, we will file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, including the language reflecting the Reverse Stock Split.   The amendment will become effective on the Effective Date.

Reasons For Reverse Stock Split

The primary reason for the Reverse Stock Split is to decrease the number of shares of our Common Stock outstanding to a smaller number, which our Board of Directors believes is more appropriate.  Our Board of Directors determined that the large number of shares outstanding (and the resulting low market price per share) was neither in our best interests or that of our stockholders.  Our Board of Directors therefore determined to effect a reverse stock split and sought to determine a reverse split ratio which would result in a number of shares outstanding sufficient to allow for continuing substantial liquidity while reducing transaction costs for investors wishing to acquire or dispose of a significant number of our shares. These parameters led our Board of Directors to consider ratios ranging from 85:1 to 91:1.  After consulting with various investment professionals, our Board of Directors chose a ratio of 87:1 so that approximately 2,000,000 shares would be outstanding following the Reverse Stock Split, which they felt would both preserve a large number of round lot holders while raising the stock price to a level that would reduce transaction costs for buyers and sellers of our shares, given the minimum commissions charged by most brokers.

Our Board of Directors believes that this reverse split ratio will have minimal impact on our stockholder base, as no stockholder will be forced to relinquish his or her position as a result of the reverse split.  At the same time, our Board of Directors is hopeful that the higher stock price will make an investment in the Company more attractive to a variety of investors who would not consider investing in a company whose stock price is less than $1.00, thus promoting greater liquidity for our stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

There can be no assurances, however, that active trading will commence in our Common Stock, that the market price of our Common Stock immediately after the Reverse Stock Split or at any time thereafter will be higher than it would have been had the Reverse Stock Split not been effected or that any increased market price that may occur will be maintained for any period of time.  Moreover, there can be no assurance that the market price of our Common Stock after the proposed Reverse Stock Split will adjust to reflect the conversion ratio (e.g., if the market price is four cents ($0.04) before the Reverse Stock Split and the ratio is one (1) new share for every eighty-seven (87)  shares outstanding, there can be no assurance that the market price immediately after the Reverse Stock Split will be $3.48  (87 x $0.04)), or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

Effects of Reverse Stock Split on the Common Stock

Upon the effectiveness of the Reverse Stock Split and assuming the approval of the reduction in authorized capital, the number of authorized shares of Common Stock that are not issued or outstanding will decrease, as reflected in the following table:

	Prior to Reverse Stock Split		After Reverse Stock Split without Reduction in Authorized Shares		After Reverse Stock Split with Reduction In Authorized Shares
Number of shares of Common Stock:
Authorized	200,000,000		200,000,000		15,000,000
Outstanding	173,999,870		1,999,999	(1)	1,999,999	(1)
Reserved for Issuance (2)	1,375,000	(3)	1,751,175	(3),(4)	1,751,175	(3),(4)
Available for future issuance (5)	24,625,130		196,225,000		11,225,000

(1)	Approximate number of shares, depending on individual pre-split holdings on the Effective Date of the Reverse Stock Split.

(2)	Represents the number of authorized shares of Common Stock reserved for issuance pursuant to options, warrants, contractual commitments or other arrangements.

(3)	Includes 1,375,000 shares of Common Stock issuable upon the exercise of warrants. No shares are reserved for issuance under contractual commitments or other arrangements.

(4)
Assuming approval of our 2010 Equity Incentive Plan, includes 376,175 shares of Common Stock issuable under the Plan after issuance of 23,825 shares of restricted stock to Messrs. Reilly, Mahoney and Shanahan, as described under “Proposal 4 – Authorized Awards Under the Plan.”.

(5)	Represents the number of authorized and unissued shares that are not reserved for any specific use and are or would be available for future issuances.

If the proposed Reverse Stock Split is approved at the Special Meeting, at the Effective Date each outstanding share of Common Stock will immediately and automatically be changed into a fraction of a share of Common Stock based on the Reverse Stock Split ratio of one (1) for eighty-seven (87) shares of Common Stock.  Thus, for example, if a stockholder currently owns 87,000 shares of Common Stock, then following the Reverse Stock Split, the stockholder will own 1,000 shares of Common Stock - each share of Common Stock will have immediately and automatically have been changed into approximately eleven and one half one-thousandths (0.0115) of a share of Common Stock.   Assuming approximately 174,000,000 shares of Common Stock are outstanding as of the Record Date, the approximate number of shares of Common Stock that would be outstanding following the Reverse Stock Split is approximately 2,000,000 shares.

No fractional shares of our Common Stock will be issued in connection with the proposed Reverse Stock Split.  Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

Because the Reverse Stock Split will apply to all issued and outstanding shares of our Common Stock and outstanding rights to purchase Common Stock, the proposed Reverse Stock Split will not materially alter the percentage ownership of existing stockholders or their relative rights and preferences.  The amendment to our Certificate of Incorporation will, however, effectively increase the number of shares of our Common Stock available for future issuance by the Board of Directors, even with the proposed reduction in the total number of authorized shares.

If the Reverse Stock Split is approved at the Special Meeting and the Board of Directors determines to effect the Reverse Stock Split, some stockholders may consequently own less than one hundred (100) shares of our Common Stock.  A purchase or sale of less than one hundred shares (100), known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.  Therefore, those stockholders who own less than one hundred shares (100) following the Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of Common Stock.

Effects of Reverse Stock Split on Warrants

Warrants to purchase 1,375,000 shares of our Common Stock are currently outstanding.  Under the terms of the outstanding warrants, the number of shares of Common Stock subject to the warrants will not be reduced as a result of the Reverse Stock Split.  However, the warrants provide that the exercise price for each share of Common Stock (currently, one dollar ($1.00) per share) will be increased by eighty-seven times so that after the Reverse Stock Split, the exercise price will be $87.00 per share.

Effectiveness of the Reverse Stock Split

If the Reverse Stock Split is approved by our stockholders, we will file the Certificate of Amendment containing the language set forth in the form attached to this proxy statement as Annex A, which amendment is incorporated by reference into this proxy statement.   The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State.  It is expected that this filing will occur shortly after the Special Meeting, assuming that the stockholders approve the Reverse Stock Split and our Board of Directors decides to implement it.  However, our Board of Directors has reserved the right, notwithstanding stockholder approval and without further action by the stockholders, to elect within thirty (30) days following stockholder approval not to proceed with the Reverse Stock Split.  If a determination is made not to proceed, our Board of Directors will so notify stockholders.

Effect on Legal Ability to Pay Dividends

Our Board of Directors has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends.   Therefore, we do not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to our stockholders.

Payment for Fractional Shares; Exchange of Stock Certificates

We will not issue fractional shares in connection with the Reverse Stock Split.  Instead, we will pay each holder of a fractional share an amount in cash equal to the market value of such fractional share as of the Effective Date.

We plan to appoint Standard Registrar & Transfer Company (the “Exchange Agent”) to act as exchange agent for our Common Stock in connection with the Reverse Stock Split.  We will deposit with the Exchange Agent, as soon as practicable after the Effective Date of the Reverse Stock Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Stock Split.  The funds required to purchase the fractional share interests will be paid by our company.  Our company’s stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees.  Because we do not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total amount it will be required to pay for fractional share interests.  However, we do not expect that amount will be material.

As of the Record Date, we had approximately 165 stockholders of record.  We do not expect the Reverse Stock Split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders.  We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

On or after the Effective Date of the Reverse Stock Split, the Exchange Agent will mail a letter of transmittal to each stockholder.  Each stockholder will be able to obtain a certificate evidencing its post-reverse-stock-split shares and, if applicable, cash in lieu of a fractional share, only by sending the Exchange Agent his or her old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require.  Stockholders will not receive certificates for post-reverse-stock-split shares unless and until their old certificates are surrendered.   Stockholders should not forward their certificates to the Exchange Agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal.  The Exchange Agent will send each stockholder's new stock certificate and payment in lieu of any fractional share after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s).  Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Non-registered stockholders who hold their Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that we will put in place for registered stockholders.   If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you should contact your nominee.

Material U.S. Federal Income Tax Consequences Of The Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to our company and to stockholders that hold such stock as a capital asset for U.S. federal income tax purposes.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion applies only to holders that are U.S. persons and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, holders that are partnerships or other pass-through entities for U.S. federal income tax purposes, holders whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, holders subject to the alternative minimum tax, holders who hold the Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split.  The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws.  Accordingly, each holder of our Common Stock should consult his, her or its tax advisor with respect to the particular tax consequences of the Reverse Stock Split to such holder.

IRS Circular 230 Disclosure:  To ensure compliance with requirements imposed by the IRS, we inform you that any tax advice contained in this proxy statement was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the Code. The tax advice contained in this proxy statement was written to support the promotion or marketing of the transactions and matters addressed by the proxy statement. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The U.S. federal income tax consequences for a holder of our Common Stock and for our company pursuant to the Reverse Stock Split will be as follows:

•	the holder should not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash, if any, received in lieu of a fractional share of our Common Stock);

•
the holder’s aggregate tax basis in our Common Stock received pursuant to the Reverse Stock Split, including any fractional share of our Common Stock not actually received, should be equal to the aggregate tax basis of such holder’s Common Stock surrendered in exchange therefor;

•
the holder’s holding period for our Common Stock received pursuant to the Reverse Stock Split, including any fractional share of our Common Stock not actually received, should include such holder’s holding period for our Common Stock surrendered in exchange therefor;

•
cash payments received by the holder for a fractional share of Common Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then sold by such holder, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share;

•	any such capital gain or loss should be treated as a long-term or short-term capital gain or loss based on such holder’s holding period in such fractional share; and

•	we should not recognize gain or loss solely as a result of the Reverse Stock Split.

No Dissenters’ Appraisal Rights

Stockholders have no dissenters’ appraisal rights under Delaware law or our Certificate of Incorporation or Bylaws in connection with the Reverse Stock Split, or the payment of cash in lieu of issuing fractional shares.

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of an amendment to our Certificate of Incorporation to effect a one-for-eighty-seven reverse split of the issued and outstanding shares of our Common Stock.

Proposal 3:

(Item 3 on the proxy card)

If and only if the Reverse Stock Split is Approved, to Approve an Amendment to Our Certificate of Incorporation to Reduce the Number of Authorized Shares of Our Common Stock From 200,000,000 Shares to 15,000,000 Shares.

General

If and only if the Reverse Stock Split is approved, we are asking our stockholders to approve an amendment to our Certificate of Incorporation to  reduce the total number of authorized shares of our Common Stock.  On October 23, 2010, our Board of Directors determined that a reduction in the authorized number of shares of our Common Stock would be desirable in connection with the Reverse Stock Split, and  approved an amendment to our Certificate of Incorporation, subject to obtaining stockholder approval, to effect the reduction in our authorized Common Stock.  Our Board of Directors has directed that a proposal to approve this amendment to our Certificate of Incorporation be submitted to our stockholders for consideration and action.

The text of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split as described in this proposal is also set forth in Annex A attached to this proxy statement and is incorporated by reference into this proxy statement.

If the Reverse Stock Split is approved by our stockholders and effected by our Board of Directors and our stockholders approve the proposed amendment to our Certificate of Incorporation to implement the reduction in our authorized Common Stock, we will file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State, including the language reflecting the reduction in the number of our authorized shares of Common Stock from 200,000,000 shares to 15,000,000 shares.   The amendment will become effective on the Effective Date.

Purpose and Effect of the Reduction in the Number of Authorized Shares of Common Stock

Our Board of Directors anticipates that it will be necessary to fund our cash needs for the next twelve months by the sale of securities or borrowings.  We need to raise capital in order to implement our business plan and therefore necessarily are pursuing various plans or other arrangements, including possibly issuing additional shares.  Our discussions with potential financing sources indicated that we would not be successful raising capital without effecting both the Reverse Stock Split and a related reduction in our authorized shares.  As noted above, the Reverse Stock Split is intended to raise the price of our Common Stock in part to enhance its liquidity and its attractiveness to potential investors.  (See “Proposal 2 – Reasons for Reverse Stock Split”.)  However, as indicated by the table under “Proposal 1-Effects of Reverse Stock Split on the Common Stock,” effecting the Reverse Stock Split without the reduction in authorized shares would leave our Board of Directors with the ability to issue more than 196,000,000 shares without further stockholder action.  By contrast, the table indicates that the reduction of authorized shares to 15,000,000 with approximately 2,000,000 outstanding following the Reverse Stock Split would leave our Board of Directors with the ability to issue only approximately 11,000,000 shares without further stockholder action.

As a result, our Board of Directors determined that a reduction in the authorized number of shares of our Common Stock would be desirable in connection with the Reverse Stock Split and that having 11,000,000 shares for issuance would permit us to pursue any financing options necessary to fund our current business plans, even assuming conservatively that the price of our Common Stock will not rise proportionately with the Reverse Stock Split.  Our Board of Directors also took into consideration that the contemplated reduction would reduce the amount payable by us for Delaware state franchise taxes.

We have engaged outside parties to seek interim financing and on October 18, 2010 entered into a non-binding letter of intent which provides for an underwriting of 2,500,000 units intended to raise gross proceeds of $10,630,000 to $12,500,000 in the first quarter of 2011.  As described in the letter of intent, each unit would consist of one share of our Common Stock and two five year warrants, each to purchase one additional share at a price which is a premium to the offering price.  (All amounts of Common Stock assume that the Reverse Stock Split has become effective.)  As a condition of the offering, the Company and its executive officers, directors and all holders of 10% of its common stock would be asked to execute a lockup agreement whereby they would agree not to sell or otherwise dispose of equity securities of the Company for a period of 180 days.

Notwithstanding the execution of the letter of intent, there continue to be material risks that the terms of the letter of intent may be modified or that we may determine to seek alternative financing arrangements.  As of the date of this Proxy Statement, there can be no assurance that any financing, including the proposed public offering, will ever be completed.

THE INFORMATION PROVIDED REGARDING THE LETTER OF INTENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY OUR SECURITIES, WHICH CAN ONLY BE MADE PURSUANT TO A REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT AND DECLARED EFFECTIVE BY THE SEC AND IN COMPLIANCE WITH ALL OTHER APPLICABLE SECURITIES LAWS.

If we are unable to obtain the required capital on terms acceptable to us, or at all, we may be forced to severely curtail our operations or cease them entirely.

Any future transaction which  results in the issuance of our authorized but unissued shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.  Although not a factor in the decision of our Board, the increased number of authorized and unissued shares of Common Stock could be used by our Board of Directors of Directors as an anti-takeover defense.  (See “Potential Anti-takeover Effects of Amendment” below.)

The amendment to reduce our authorized shares of Common Stock will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State.  As discussed above, our Board of Directors has reserved the right, notwithstanding stockholder approval and without further action by the stockholders, to elect within thirty (30) days following stockholder approval not to proceed with the Reverse Stock Split. In such event, we also would not proceed with the reduction in the number of authorized shares of Common Stock.  If a determination is made not to proceed, the Board will so notify stockholders.

Potential Anti-takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device.  The proportionate increase in the number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another entity).  Although the Reverse Stock Split and reduction in the number of authorized shares of Common Stock could have anti-takeover effects, they are being effected for the primary purpose of encouraging greater interest in our Common Stock and not to construct or enable any anti-takeover defense or mechanism on behalf of our company.  The Reverse Stock Split and reduction in the number of authorized shares of Common Stock are not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our Common Stock or to obtain control of our company.  Other than this proposal, our Board of Directors does not currently contemplate the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our company.

No Dissenters’ Appraisal Rights

Stockholders have no dissenters’ appraisal rights under Delaware law or our Certificate of Incorporation or Bylaws in connection with the reduction in the number of authorized shares of Common Stock.

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of an amendment to our Certificate of Incorporation to reduce the number of authorized shares of our Common Stock if the Reverse Stock Split is approved.

Proposal 4:

(Item 4 on the proxy card)

To Approve Our 2010 Long-Term Incentive Plan

Our Board of Directors has adopted the Plan, subject to stockholder approval, and our stockholders are now requested to approve the adoption of the Plan.

A general description of the basic features of the Plan is set forth below.  Such description is qualified in its entirety by reference to the full text of the Plan, which is set forth as Annex B to this proxy statement.  Please note that all references to Common Stock below refer to our common stock, par value $.0001 per share, after giving effect to the Reverse Stock Split.  We anticipate that approximately 2,000,000 shares of Common Stock will be outstanding after the Reverse Stock Split.

Purpose

The purpose of the Plan is to further and promote the interests of our company, our subsidiaries and our stockholders by enabling our company and our subsidiaries to attract, retain and motivate employees, directors and consultants or those who will become employees, directors and of our company and/or its subsidiaries, and to align the interests of those individuals and our stockholders.  To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing employees, directors and consultants with a proprietary interest in maximizing the growth, profitability and overall success of our company and/or our subsidiaries.

Number of Shares

The maximum number of shares of our Common Stock as to which awards may be granted under the Plan may not exceed 400,000 shares.  In the case of any individual participant, the maximum amount payable in respect of awards subject to performance criteria in any calendar year may not exceed 400,000 shares of Common Stock.  The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Plan are subject to proportional adjustment as determined by our Board of Directors, to reflect certain future stock changes, such as stock dividends and stock splits (see “Recapitalization Adjustments” below).

If any awards under the Plan expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Plan.

Administration

The administration, interpretation and operation of the Plan will be vested in the Compensation Committee of our Board of Directors or, if no such committee has been appointed, by our full Board of Directors (the “Committee”).  The Committee may designate people who are not members of the Committee to carry out the day-to-day administration of the Plan.  In addition, the Committee may, in its sole discretion, delegate day-to-day ministerial administration to people who are not members of the Committee.  However, the Committee cannot delegate its authority with regard to selecting participants in the Plan, whether to grant any awards to participants under the Plan or the size of any such award.

Eligibility

Employees, directors and consultants of our company and/or any of our subsidiaries (or people who are about to become employees, directors or consultants of our company and/or any of our subsidiaries) are eligible to receive awards under the Plan.  Awards under the Plan will be granted by the Committee.  Except for certain grants which will be effective upon approval of the Reverse Stock Split and the Plan by our stockholders, as described below under “Authorized Awards Under the Plan,” no determination has been made as to future awards that may be granted under the Plan, although we expect that recipients of awards will include the current executive officers of our company.

Awards Under the Plan

Introduction.  Awards under the Plan may consist of stock options, stock appreciation rights (“SARs”), restricted shares or performance unit awards, each of which is described below.  All awards will be evidenced by an award agreement between our company and the individual participant that has been approved by the Committee.  In the discretion of the Committee, an eligible employee, director or consultant may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee, director or consultant.

Stock Options and Stock Appreciation Rights.  A stock option is an award that entitles a participant to purchase shares of our Common Stock at a price which is fixed at the time the option is granted.  Stock options granted under the Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the Plan.  Non-qualified stock options may be granted alone or in tandem with SARs.

An SAR is a form of bonus compensation expressed in terms of a grant of “phantom” shares of our Common Stock.  When a participant exercises an SAR, the participant becomes entitled to receive an amount which is equal to (a) the excess of (i) the fair market value on the exercise date of a share of our Common Stock, over (ii) the fair market value of a share of our Common Stock on the date the SAR was granted, multiplied by (b) the number of “phantom” shares of Common Stock for which the SAR has been exercised.

The exercise price and other terms and conditions of stock options and the terms and conditions of SARs will be determined by the Committee at the time of grant.  However, under the Plan the exercise price per share may not be less than one hundred percent (100%) of the fair market value of a share of our Common Stock on the date of the grant.  In addition, if the option is an incentive stock option, the term may not exceed ten (10) years.  An option or SAR grant under the Plan does not provide an optionee any rights as a stockholder.  Such rights will accrue only as to shares actually purchased through the exercise of an option or, depending on its terms, the settlement of an SAR.

If stock options and SARs are granted together in tandem, the exercise of the stock option or the related SAR will result in the cancellation of the related stock option or SAR to the extent of the number of shares in respect of which such option or SAR has been exercised.

Stock options and SARs granted under the Plan will be exercisable at such time (or from time to time) as designated by the Committee at the time of grant.

Payment for shares issuable pursuant to the exercise of a stock option may be made either in cash or by certified check, bank draft or money order.  If the grant so permits, payment can also be made by delivery of shares satisfying such requirements as the Committee shall establish, or through such other mechanism as the Committee shall permit in its sole discretion.

In addition, the Committee, in its sole discretion, may provide in any stock option or SAR award agreement that the recipient of the stock option or SAR will be entitled to dividend equivalents with respect to such award.  In such instance, in respect of any such award which is outstanding on a dividend record date for our Common Stock, the participant would be entitled to an amount equal to the amount of cash or stock dividends that would have paid on the shares of our Common Stock covered by such stock option or SAR award had such shares of our Common Stock been outstanding on the dividend record date.

Restricted Share Awards.  Restricted share awards are grants of Common Stock made to a participant but which only become unrestricted upon the occurrence of conditions established by the Committee in the relevant award agreement on the date of grant and in accordance with the vesting schedule, if any, provided in the relevant award agreement.  A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Committee with respect to such shares have been satisfied.  Restricted share awards under the Plan may be granted alone or in addition to any other awards under the Plan.  Restricted shares which become unrestricted will be reissued as unrestricted shares of our Common Stock.

Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares.  Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.

Performance Units.  Performance units (with each unit representing a monetary amount designated in advance by the Committee) are awards which may be granted to participants alone or in addition to any other awards under the Plan.  Participants receiving performance unit grants will only earn such units if our company and/or the participant achieve certain performance goals during a designated performance period.  The Committee will establish such performance goals and may use measures such as total stockholder return, return on equity, net earnings growth, sales or revenue growth, comparison to peer companies, individual or aggregate participant performance or such other measures the Committee deems appropriate.  The participant may forfeit such units in the event the performance goals are not met.  If all or a portion of a performance unit is earned, payment of the designated value thereof may be made in cash, in unrestricted Common Stock or in restricted shares or in any combination thereof, as provided in the relevant award agreement.

Recapitalization Adjustments.  Unrelated to the Plan, our Board of Directors may declare a dividend or other distribution to stockholders (whether in the form of cash, Common Stock, other securities, or other property), or our company may undergo a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of our  company, or other corporate transaction or event.  If such transaction or event affects our Common Stock such that an adjustment is determined by our Board of Directors, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, our Board of Directors may, in any manner that it in good faith deems equitable, make a suitable adjustment to any or all of (i) the number of shares of Common Stock or other securities of our company (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of shares of Common Stock or other securities of our  company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price with respect to any stock option, or make provision for an immediate cash payment to the holder of an outstanding award in consideration for the cancellation of such award.

Mergers.  Our company may also enter into or become involved in a merger, reorganization, recapitalization, sale of all or substantially all of our assets, liquidation, or business combination with any person or entity (a “Merger Event”).  In such an event, our Board of Directors may, prior to such Merger Event and effective upon such Merger Event, take any action that it deems appropriate, including replacing options for shares of our Common Stock with substitute stock options and/or SARs in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation.  The terms and conditions of such substitute awards, as to the number of shares, pricing and otherwise, will be designed to substantially preserve the value, rights and benefits of any affected stock options or SARs granted as of the date of the consummation of the Merger Event.  If any Merger Event occurs, our company will have the right, but not the obligation, to cancel each participant's stock options and/or SARs.  If it does so, it will pay to each affected participant an amount equal to the excess of the fair market value, as determined by our Board of Directors, of the Common Stock underlying any unexercised stock options or SARs (whether then exercisable or not) over the aggregate exercise price of such unexercised stock options and/or SARs.  If any affected participant is given substitute stock options, SARs (or payment) as a result of any such Merger Event, such participant’s affected stock options and/or SARs for which such substitute options and/or SARs (or payment) were received will be cancelled without any need for obtaining the consent of the affected participant.

Amendment, Suspension or Termination of the Plan

Unless earlier terminated by our Board of Directors, the Plan shall terminate on December 31, 2019.  Our Board of Directors may amend, suspend or terminate the Plan (or any portion thereof) at any time.  However, no amendment will (a) materially adversely affect the rights of any participant under any outstanding award, without the consent of such participant, or (b) make any change that would disqualify the Plan from the benefits provided under Sections 422 and 162(m) (discussed below) of the Code, or (c) increase the number of shares available for awards under the Plan without stockholder approval.  However, our Board of Directors and/or the Committee may amend the Plan, without the consent of any participants, in any way it deems appropriate to satisfy Section 409A of the Code (discussed below) and any regulations or other authority promulgated thereunder, including any amendment to the Plan to cause certain awards not to be subject to Section 409A of the Code.

Certain Federal Income Tax Consequences of the Plan

The following is a brief and general summary of some United States federal income tax consequences applicable to the Plan.  The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction.  Because the tax consequences of events and transactions under the Plan depend upon various factors, including an individual’s own tax status the following summary should not be regarded or relied upon as tax advice.

Incentive Stock Options.  Stock options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options.  Upon the grant of an incentive stock option, the optionee will not recognize any income.  Generally, no income is recognized by the optionee upon the exercise of an incentive stock option.  The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

Upon the subsequent sale or other disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the sale or other disposition occurs and the type of disposition.  If the shares are disposed of by the optionee (i) more than two years after the day the incentive stock option is awarded to the optionee, or (ii) more than one year after the day the option is exercised by the optionee, whichever is later (the later of (i) or (ii) being the “ISO Holding Period”), any gain or loss realized upon such disposition will be long-term capital gain or loss, and we (or our subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise.  For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the option price.

Generally, if the shares are disposed of by the optionee in a taxable disposition before the ISO Holding Period expires, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option exercise price will be compensation taxable to the optionee as ordinary income, and we generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”) equal to the amount of ordinary income realized by the optionee.  Any amount realized upon such a disposition by the optionee in excess of the fair market value of the shares on the exercise date will be capital gain.

Except in case of an optionee’s death, if an optionee does not exercise an option within three (3) months after the optionee ceases to be an employee (one (1) year if the optionee becomes disabled), the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

Non-Qualified Stock Options.  In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income.  At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to such exercise over the exercise price.  We generally will be entitled to a deduction equal to the same amount (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”).  Upon a subsequent disposition of the shares acquired on exercise, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares.  For purposes of determining the amount of such gain or loss, the optionee’s tax basis in the shares will be the fair market value of such shares on the exercise date.

Effect of Share-for-Share Exercise.  An option may permit an optionee to elect to tender shares of our Common Stock in partial or full payment of the exercise price payable for shares to be acquired through the exercise of an option.  In such a case, the optionee generally will not recognize any gain or loss on such tendered shares.  (Note, however, that if the shares tendered were previously acquired upon the exercise of an incentive stock option, and those shares are tendered during the ISO Holding Period for such shares, then there will be a taxable disposition of the tendered shares, with the tax consequences described above for the taxable dispositions during the ISO Holding Period of the shares acquired upon the exercise of an incentive stock option.)

An optionee may also be permitted to tender shares upon the exercise of a nonqualified option.  In such case, the optionee will recognize compensation taxable as ordinary income and we generally will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption “Limits on Deductions”) only on the excess of the fair market value of that number of shares received by the optionee upon exercise over the fair market value of the number of tendered shares, less any cash paid by the optionee.

Restricted Shares.  A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under Section 83(b) of the Code (as described below) in respect of such grant, as described below.  Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and we will be entitled to a deduction, in an amount equal to the amount of ordinary income recognized by the participant.  After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, but we will not be entitled to a deduction in respect of any such dividend payment.

Unless the participant has made an election under Section 83(b) of the Code, then at the time the terms and conditions applicable to the restricted shares are satisfied, a participant will recognize compensation taxable as ordinary income, and in an amount equal to the then fair market value of those shares of Common Stock for which the terms and conditions applicable to the restricted share award have been satisfied and our company generally will be entitled to a deduction in an equal amount.  The participant’s tax basis for any such shares of our Common Stock would be the fair market value on the date such terms and conditions are satisfied.

With respect to grants of restricted shares, a participant may irrevocably elect under Section 83(b) of the Code to recognize compensation as ordinary income.  The amount of compensation to be recognized is equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant.  We will generally be entitled to a corresponding deduction equal to the amount of compensation.  The election must be made by the participant not later than thirty (30) days after the date of grant.  If such an election is made, no income would be recognized by the participant (and we will not be entitled to a corresponding deduction) at the time the shares become unrestricted (i.e., when applicable terms and conditions are satisfied).  The participant’s tax basis for the restricted shares received and for any shares of Common Stock subsequently held in respect thereof would be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant.  If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

The holding period for capital gain or loss purposes in respect of our Common Stock underlying an award of restricted shares commences when the shares become unrestricted (i.e., when the terms and conditions applicable to the restricted shares are satisfied).  However, if the participant makes a timely election under Section 83(b) of the Code, the holding period will commence immediately after the grant of such restricted shares.

Performance Units.  A participant will not recognize any income upon the award of a performance unit.  If the performance goals applicable to the performance unit are achieved during the applicable performance period and such performance units are earned, a participant will recognize compensation taxable as ordinary income when he or she receives payment with respect to such performance unit, and at such time we will be entitled to a deduction equal to the amount of cash or the then fair market value of unrestricted Common Stock received by the participant in payment of the performance units.  The participant’s tax basis for any such shares of Common Stock would be the fair market value on the date such unrestricted shares are transferred to the participant.  If all or a portion of the performance units are paid in restricted shares, see “Restricted Shares” above for a discussion of the applicable tax treatment.

Limits on Deductions.  Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of our company in the year for which a deduction is claimed by our company (including our subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation.  Our ability to claim a deduction for compensation paid to any other executive officer or employee of our company (including our subsidiaries) is not affected by this provision.

We have structured the Plan so that we may claim a deduction in connection with (i) the exercise of non-qualified stock options and/or SARs, (ii) the disposition during the ISO Holding Period by an optionee of shares acquired upon the exercise of incentive stock options, and (iii) the payment of any performance units, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards.  Restricted share awards under the Plan that vest solely upon the passage of time will not be qualified performance-based compensation under Section 162(m) of the Code.  Any deduction we may claim upon the lapse of any restrictions on such restricted share awards will be subject to the limitations on deductibility under Section 162(m) of the Code.

Additional Information.  The recognition by an employee of compensation income with respect to a grant or an award under the Plan will be subject to withholding for federal income and employment tax purposes.  If an employee, to the extent permitted by the terms of a grant or award under the Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

In the event of a change of control, certain compensation payments or other benefits received by “disqualified individuals” (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in “excess parachute payments” (as defined in Section 280G(b)(I) of the Code).  Pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by our company.  In addition, Section 4999 of the Code generally imposes a twenty percent (20%) excise tax on the amount of any such excess parachute payment received by such a disqualified individual, and any such excess parachute payments will not be deductible by our company (or our subsidiary).

Effective Date

The Plan became effective on October 23, 2010, the date of its adoption by our Board of Directors subject to stockholder approval.  The Plan will terminate on December 31, 2019, except with respect to awards then outstanding.  After such date, no further awards will be granted under the Plan unless the Plan is extended by our Board of Directors.

Authorized Awards Under the Plan

Upon approval of the Plan and upon the Effective Date of the Reverse Stock Split by our stockholders, our Board of Directors has authorized the execution of award agreements for the following awards of restricted shares of our Common Stock (on a post-reverse-split basis):  Edwin A. Reilly, our Chief Executive Officer, will be granted five thousand thirteen (5,013) shares, Michael J. Mahoney, our President, will be granted five thousand thirteen (5,013) shares and James A. Shanahan, our Chief Financial Officer, will be granted thirteen thousand seven hundred ninety-nine (13,799) shares.  All shares granted to each of these individuals will vest on October 22, 2012.  If a grantee is terminated for cause or terminates his employment without good reason (as defined in the award grant), any of the granted shares that have not vested at that time will be forfeited.

As a result of their expectation that they will be receiving grants of restricted stock, Messrs. Reilly, Mahoney and Shanahan have an interest in the adoption of the Plan.

Our Board of Directors unanimously recommends a vote FOR the adoption of our 2010 Long-Term Incentive Plan.

Proposal 5

(Item 5 on the proxy card)

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Board of Directors has selected Miller Wachman LLP, 10 St. James Avenue, 16th Floor, Boston, Massachusetts 02116 as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31. 2010.  A representative of Miller Wachman LLP is expected to be present at the Special Meeting with the opportunity to make a statement if the representative desires and to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the selection of Miller Wachman LLP as our independent registered public accounting firm is not required by our bylaws or otherwise.  Our Board of Directors, however, is submitting the selection of Miller Wachman LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the selection, our Board of Directors will reconsider whether or not to retain that firm.  Even if the selection is ratified, our Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of a majority of votes cast at the Special Meeting, at which a quorum is present, is required for approval of this proposal.  If no vote is indicated, this will count as a vote for the proposal.  Abstentions and broker non-votes will not affect the outcome of the vote.

Our Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Miller Wachman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2008 and December 31, 2009 by our principal accounting firm, Michael F. Cronin, CPA:

	2008	2009
Audit Fees(1)	$3,000	$3,500
Tax Fees	—	—
All other Fees	—	—
Total	$3,000	$3,500

(1)
Audit Fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, the review of our interim consolidated financial statements, included in quarterly reports, services related to internal controls and services that are normally provided in connection with statutory and regulatory filings and engagements.

Unforeseen exceptions excluded, our Board of Directors approved annually the services to be provided by Michael F. Cronin, CPA during the year before the year the services were provided.  With minor and immaterial exceptions, all of the services provided in fiscal 2008 and 2009 were approved in advance by our Board of Directors.  Any services Michael F. Cronin, CPA performed in addition to those pre-approved were discussed and approved both at the time of service and after the end of the fiscal year.  We anticipate that our Board of Directors will continue to follow this procedure with its auditors in our future.

Executive Compensation

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to our principal executive officer and other named executive officers of our company whose total compensation exceeded $100,000 for all services rendered to our company and our subsidiaries for each of our last two completed fiscal years ended December 31, 2009 and December 31, 2008 (the “named executive officers”). There are currently no employment contracts with the named executive officers. No long-term compensation, options or stock appreciation rights were granted to any of the named executive officers during the last two fiscal years.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Award ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total (S)

Marshall Sterman
President and	2008	50,000	(1)	0	0		0	0	0	0		50,000
Director	2009	0		0	0	(1)	0	0	0	45,000	(2)	45,000

(1)
In 2008, Mr. Sterman received 1,500,000 shares, valued at $15,000, in lieu of cash payment. An additional $35,000 was accrued but unpaid at December 31, 2008.  On April 13, 2009, Mr. Sterman was granted 7,000,000 shares, valued at $35,000 as payment for the balance of his accrued but unpaid salary for 2008.  The value of the shares is based on their aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	A firm, of which Mr. Sterman is president, billed our Company $45,000 for consulting services in October and November 2009. As of December 31, 2009, the full amount was unpaid.

Outstanding Equity Awards At Fiscal Year-End

As of December 31, 2009, there were no outstanding equity awards to any of our executive officers or directors.

Benefit Plans

Except for the Plan, we have not adopted any retirement, pension, profit sharing or stock option plan, or any insurance programs or other similar programs for the benefit of our employees.

Compensation of Directors

Directors who are also employees receive no additional compensation for attendance at Board meetings.  Our directors will be reimbursed for reasonable expenses incurred in attending meetings.  No directors' fees have been paid to date.

Employment Agreements

Concurrent with the closing of our acquisition of UAC, Richard Falcone resigned as our Chief Executive Officer, but remained a director of our company.  Effective upon the closing of the acquisition, Edwin A. Reilly was appointed our Chief Executive Officer and a director, Michael J. Mahoney was appointed our President and Chief Operating Officer and a director, and James A. Shanahan was appointed our Chief Financial Officer and Secretary.

None of Messrs. Reilly, Mahoney or Shanahan currently has an employment agreement with our company, but Mr. Reilly and Mr. Mahoney have employment agreements with UAC having the following terms:

On May 1, 2010, Mr. Reilly entered into an employment agreement with UAC that provides for Mr. Reilly to serve as Chief Executive Officer of UAC for an initial term of three (3) years at an annual salary of $200,000 per year and also provides for a possible bonus of up to fifty percent (50%) of his salary.  He was also granted shares of UAC common stock representing six percent (6%) of the amount outstanding after the grant  (these shares were exchanged for shares of our Common Stock at the time UAC was acquired by our company.)  According to the agreement, UAC may terminate the employment agreement by giving notice to Mr. Reilly not less than one year prior to the termination date.

On July 8, 2010, Mr.  Mahoney entered into an employment agreement with UAC that provides for Mr.  Mahoney to serve as President of UAC for an initial term of three (3) years at an annual salary of $190,000 per year and also provides for a possible bonus of up to fifty percent (50%) of his salary.  For 2010, Mr. Mahoney’s target bonus is $47,500.  Mr. Mahoney was also granted shares of UAC common stock representing five percent (5%) of the amount outstanding after the grant. (These shares were exchanged for shares of our Common Stock at the time that UAC was acquired by the company.)  According to the agreement, UAC may terminate the employment agreement by giving notice to Mr. Mahoney of not less than six (6) months prior to the termination date.

Our Board of Directors determined that Messrs. Reilly and Mahoney should have employment agreements directly with our company and Mr. Reilly and Mr. Mahoney agreed to the termination of their agreements with UAC without penalty or liability in consideration of the execution by our company of new employment agreements with each of them.  The terms of the current employment agreements between our company and Messrs. Reilly and Mahoney are as follows:

Mr. Reilly will continue to serve as our Chief Executive Officer and a director, and Mr. Mahoney will continue to serve as our President, Chief Operating Officer and a director.  Each of the agreements provides that the term shall commence on the date we consummate a financing transaction with net proceeds to our company of at least $5 million; provided, however, that if a if a financing transaction with net proceeds to our company of at least $5 million does not occur before June 30, 2011, the agreement shall terminate and neither party shall be under any obligation hereunder.

Pursuant to their respective employment agreements, Mr. Reilly is entitled to receive an annual base salary of $200,000 and Mr. Mahoney is entitled to receive an annual base salary of $190,000, subject, in each case, to annual increases approved by our Board of Directors in its sole discretion provided, however, that such annual increases shall not be less than the amount equal to the product of the current Base Salary multiplied by the percentage increase, if any, in the Consumer Price Index for all urban consumers.  In addition, the employment agreements of Messrs. Reilly and Mahoney provide for an annual cash bonus payment of 100% of their base salary, in each case, multiplied by a bonus multiplier ranging from 0 to 2.0 determined based upon a comparison of actual versus budgeted EBITDA and revenue figures.  Each of these employment agreements also (1) provides that the executive is entitled to receive annual grants of stock options or restricted stock in amounts to be determined by our Board of Directors (or any committee thereof) in its sole and absolute discretion, (2) provides that following a change in control (as defined therein), we will be obligated to pay the executive an amount equal to the severance amount (as defined therein), and (3) includes a non-competition and non-solicitation covenant.

Security Ownership of Certain Beneficial Owners and Management

The following table describes certain information regarding certain individuals who beneficially owned our Common Stock on November 2, 2010.  In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security.  A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within sixty (60) days.

The individuals included in the following table are people known to us to beneficially own more than five percent (5%) of our Common Stock; each of our officers and directors; and all of our executive officers and directors as a group.

As of November 2, 2010, we had 173,999,870 shares of Common Stock and no shares of preferred stock outstanding.

State of Ownership of Certain Beneficial Owners and Management

Name and Address	Common Stock Owned		Percentage of Common Stock Owned

Edwin A. Reilly	3,851,691	(1)	2.21%
Director and Chief Executive Officer
c/o Aquamer Medical Corp.
8 Algonquian Drive
Natick, MA 01760

Michael J. Mahoney	3,282,431	(2)	1.89%
Director, President and Chief Operating Officer
c/o Aquamer Medical Corp.
8 Algonquian Drive
Natick, MA 01760

James A. Shanahan	2,339,033	(3)	1.34%
Chief Financial Officer
c/o Aquamer Medical Corp.
8 Algonquian Drive
Natick, MA 01760

Richard Falcone	0	(4)	*
Director
23 Wallace Street
Suite 408
Red Bank, NJ 07701

Peter Johnson, Trustee	26,244,765	(5)	15.08%
Nixon Peabody, LLP
100 Summer Street
Boston, MA 02110

Frank Magliochetti Irrevocable QTIP Trust	16,725,000	(6)	9.61%
Peter Johnson, Trustee
Nixon Peabody, LLP
100 Summer Street
Boston, MA 02110

ThermaFreeze Products Corporation	15,000,000	(7)	8.62%
5770 I-10 Industrial Parkway
Theodore, AL 36582

James R. Bolton	29,231,500	(8)	16.8%
63 Seaview Ave.
Monmouth Beach, NJ 07750

Marshall Sterman	12,096,852	(9)	6.95%
510 Turnpike Street
North Andover, MA 01845

Laura Magliochetti	9,897,890	(10)	5.69%
360 Marlborough Street
Boston, MA 02115

Olivia Magliochetti	9,897,889	(11)	5.69%
30 Coachmans Lane
North Andover, MA 01845

Rita Magliochetti	9,108,160		5.23%
15 English Circle
North Andover, MA 01845

All Officers and Directors	9,473,155		5.44%
(4 persons) as a group
*Less than 1%

(1)	Includes 436,131 restricted shares (5,013 shares on a post-Reverse Stock Split basis) granted to Mr. Reilly under the Plan that vest on October 22, 2012.

(2)	Includes 436,131 shares (5,013 shares on a post-Reverse Stock Split basis) granted to Mr. Mahoney under the Plan that vest on October 22, 2012.

(3)	Includes 1,200,513 shares (13,799 shares on a post-Reverse Stock Split basis) granted to Mr. Shanahan under the Plan that vest on October 22, 2012.

(4)	Mr. Falcone is a director of our company.

(5)
Mr. Johnson, as trustee, has sole voting, investment and dispositive authority as to the 1,617,289 shares owned by the estate of which he is the executor.  He shares voting, investment and dispositive authority as to three separate trusts owning a total of 7,902,476 shares.

(6)
Mr. Johnson, as trustee has sole voting, investment and dispositive authority as to the 16,725,000 shares owned by the Frank Magliochetti Irrevocable QTIP Trust.  The 16,725,000 shares are a part of the 26,244,765 shares shown next to Peter Johnson, Trustee.

(7)
To our knowledge, the Board of Directors of ThermaFreeze Products Corporation at November 2, 2010 consisted of Richard Bolton, James Bolton and Zachary Joyce and had voting and dispositive power over the shares of Common Stock beneficially owned by ThermaFreeze.

(8)	Includes 15,000,000 shares of Common Stock owned by ThermaFreeze Products Corporation, as to which Mr. Bolton, as a director of such corporation, is deemed to have voting and dispositive power.

(9)
Includes 288,799 shares owned by Mr. Sterman’s spouse and 288,799 shares owned by The Mayflower Group, Ltd. Mr. Sterman, our former nonexecutive Chairman and a former director, retired on September 17, 2010.

(10)	Includes 2,500,000 shares as to which Ms. Magliochetti shares beneficial ownership with Peter Johnson as co-trustee.

(11)	Includes 2,500,000 shares as to which Ms. Magliochetti shares beneficial ownership with Peter Johnson as co-trustee.

Compensation Committee Interlocks and Insider Participation

We have not yet established a compensation committee nor any other Board committee serving similar functions.  During fiscal 2009, no officer or employee who is not also a director participated in deliberations of our Board of Directors concerning executive compensation.  During fiscal 2009, none of our executive officers served as a member of the compensation committee or a director of another entity where one of that entity’s executive officers served as a member our Board of Directors.

Submission of Stockholder Proposals

We did not hold an annual meeting of stockholders for the fiscal year ended December 31, 2009.  As a result, the deadline for submitting stockholder proposals for inclusion in our proxy statement for our next annual meeting will be a reasonable time before we begin printing and distributing our proxy materials.

All stockholder proposals should be submitted to the attention of our Secretary at the address of our principal executive offices.  We urge you to submit any such proposal by a means which will permit proof of the date of delivery, such as certified mail, return receipt requested.

By Order of the Board of Directors

/s/ Edwin A. Reilly
Edwin A. Reilly
Chief Executive Officer

December 9, 2010

FORM OF PROXY CARD

Aquamer Medical Corp.

This proxy is solicited by the Board of Directors for
the Special Meeting of Stockholders to be held on December 20, 2010

The undersigned hereby appoints Edwin A. Reilly and Michael J. Mahoney, and each or either one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the Special Meeting of Stockholders of Aquamer Medical Corp. to be held on December ___, 2010 at 1:30 P.M. Eastern Time at the offices of Pryor Cashman LLP, 7 Times Square, 40th Floor, New York, New York 10036, and any adjournment or postponement thereof, and to vote as shown on this card.

Please specify your choices by marking the boxes.  It is important that your shares are represented at this meeting, whether or not you attend the meeting in person.  Therefore, please COMPLETE this proxy card, SIGN it and return it as soon as possible in one of the following ways:

(1)	use the enclosed return envelope and mail your COMPLETED and SIGNED proxy card to Standard Registrar & Transfer Company, Inc., 12528 South 1840 East, Draper, Utah 84020;

(2)	fax your COMPLETED and SIGNED proxy card to Standard Registrar & Transfer Company, Inc. , at (801) 571-2551 with a subject line “Aquamer Proxy”; or

(3)	scan your COMPLETED and SIGNED proxy card and send the scanned file by email to standardregistrar@comcast.net, with a subject line “Aquamer Proxy”.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the proxy statement furnished therewith.

YOUR VOTE IS IMPORTANT.  CASTING YOUR VOTE IN THE WAY DESCRIBED ON THIS PROXY CARD VOTES ALL SHARES OF COMMON STOCK OF AQUAMER MEDICAL CORP. THAT YOU ARE ENTITLED TO VOTE.  FOR SHARES REGISTERED IN YOUR NAME, UNLESS YOU ATTEND THE SPECIAL MEETING IN PERSON, YOUR PROXY MUST BE RECEIVED BY 11:59 P.M.  (EASTERN TIME) ON DECEMBER 17, 2010 IN ORDER FOR YOUR PROXY TO BE COUNTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2010.  The Aquamer Medical Corp. Notice of Special Meeting and proxy statement are available at http://www.urbanagcorp.net.

(Please be sure to sign and date the proxy in the box below)

A.  Proposals — The Board of Directors recommends a vote FOR Proposals (1), (2), (3), (4) and (5).

1.	Approval of Amendment to Certificate of Incorporation to Change the Name of the Company From Aquamer Medical Corp. to Urban Ag. Corp.	2.	Approval of an Amendment to Certificate of Incorporation to Effect Reverse Split of the Outstanding Common Stock.

	☐ FOR ☐ AGAINST ☐ ABSTAIN		☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Approval of an Amendment to Reduce the Authorized Shares of Common Stock.	4.	Approval of 2010 Long-Term Incentive Plan.

	☐ FOR ☐ AGAINST ☐ ABSTAIN		☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Ratification of Appointment of Independent Registered Public Accounting Firm.

	☐ FOR ☐ AGAINST ☐ ABSTAIN

B.  Non-Voting Items

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE RETURN ENVELOPE PROVIDED:

C.  Authorized Signatures — This section must be completed for your vote to be counted.  — Date and sign below.

Please sign exactly as name(s) appear(s) hereon.  Joint owners should each sign.  When signing as an attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) please print date below	Signature 1 — please keep signature within box	Signature 2 — please keep signature within box

Note:

This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

☐ DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ☐

Standard Registrar & Transfer
12528 South 1840 East
Draper, UT 84020

Annex  A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION OF
AQUAMER MEDICAL CORP.

(Pursuant to Section 242 of
the Delaware General Corporation Law)

Aquamer Medical Corp.  (the “Corporation “), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL “), does hereby certify that:

1.
The Board of Directors of the Corporation at a meeting duly called unanimously duly adopted resolutions setting forth a proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring the Amendment advisability to  its stockholders, and the Amendment was duly adopted by the stockholders of the Corporation at a special meeting of its stockholders.  The Amendment is that the Certificate of Incorporation is hereby amended to read as follows:

ARTICLE One

NAME

Article One of the Restated Certificate of Incorporation Aquamer Medical Corp., is amended and restated in its entirety to read as follows:

The name of the corporation is Urban Ag. Corp.

ARTICLE Four

CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

Section 1 of Article Four of the Restated Certificate of Incorporation of Aquamer Medical Corp., is amended and restated in its entirety to read as follows:

Section 1.       As of the filing date of this Certificate of Amendment (the “Effective Date”), a one-for-eighty-seven reverse stock split (the “Reverse Stock Split”) of the Common Stock shall be effected, whereby every EIGHTY-SEVEN (87) shares of Common Stock issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall, automatically without any action on part of the holder thereof, be converted into ONE (1) share of Common Stock (the “New Common Stock”).   After giving effect to the Reverse Stock Split, all shares shall be rounded down to the nearest whole number of shares, no fractional shares shall be issued, and cash shall be paid in lieu thereof in an amount equal to $3.48 (the as adjusted last reported price on October 29, 2010 on the Over the Counter Bulletin Board) times the fractional share (rounded down to the nearest whole cent, but in no event less than one whole cent).   Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates representing outstanding shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered were combined pursuant to the terms of this Section.  Until surrendered by the holder thereof, each Old Certificate shall, from and after the Effective Date, no longer represent the shares of Old Common Stock stated on the face of such Old Certificate but shall be deemed to represent only the number of shares of New Common Stock into which such shares of Old Common Stock were combined as a result of the Reverse Stock Split.”

Authorized Shares.   The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock.”  Immediately following the Reverse Stock Split, the total number of shares of capital stock that the Corporation shall have the authority to issue is TWENTY-FIVE MILLION (25,000,000), of which FIFTEEN MILLION (15,000,000) shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock.   Each share of Common Stock shall have a par value of $.0001, and each share of Preferred Stock shall have a par value of $.0001.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof.   The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions.   Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

Annex B

AQUAMER MEDICAL CORP.

2010 LONG-TERM INCENTIVE PLAN

*  *  *  *  *

1.           Purpose. The purpose of the Aquamer Medical Corp. 2010 Long-Term Incentive Plan (the “Plan”) is to further and promote the interests of Aquamer Medical Corp (the “Company”), its Subsidiaries and its stockholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees, directors and consultants, or those who will become employees directors and consultants, and to align the interests of those individuals and the Company’s stockholders.  To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees, directors and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

2.           Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.

2.2 “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 15.7 of the Plan in connection with the granting of an Award.

2.3 “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4 “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5 “Committee” means the committee of the Board established to administer the Plan, as described in Section 3 of the Plan or, if no such committee has been appointed, then the full Board of Directors.

2.6 “Common Stock” means the Common Stock, par value $.001 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.7 “Company” means Aquamer Medical Corp., a Delaware corporation, or any successor corporation to Aquamer Medical Corp.

2.8 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.9 “Fair Market Value” means on, or with respect to, any given date(s), the average of the highest and lowest market prices of the Common Stock, as reported on the [Exchange] for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded.  If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

2.10 “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.11 “Non-Qualified Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.12 “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.13 “Performance Units” means the monetary units granted under Section 9 of the Plan and the relevant Award Agreement.

2.14 “Plan” means the Aquamer Medical Corp. 2010 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.15 “Restricted Shares” means the restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.16 “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

2.17 “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

3. Administration.

3.1 The Committee.  The Plan shall be administered by the Committee.  The Committee shall be appointed from time to time by the Board and shall be comprised of not less than two (2) of the then members of the Board who are Non-Employee Directors (within the meaning of SEC Rule 16b-3(b)(3)) of the Company and Outside Directors (within the meaning of Section 162(m) of the Code).  Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

3.2 Plan Administration and Plan Rules.  The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan.  Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement.  The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants.  The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.  Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.  The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.  The Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act.

3.3 Liability Limitation.  Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term.  The Plan shall terminate on December 31, 2019, except with respect to Awards then outstanding.  After such date no further Awards shall be granted under the Plan.

4.2 Common Stock.  The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 13.2 of the Plan, shall not exceed 400,000 shares.  In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan.  Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares.  No fractional shares of Common Stock shall be issued under the Plan.

4.3 Computation of Available Shares.  For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan, the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 of the Plan and the maximum number of shares of Common Stock potentially issuable under grants or payments of Performance Units pursuant to Section 9 of the Plan, in each case determined as of the date on which such Awards are granted.  If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

5. Eligibility.  Individuals eligible for Awards under the Plan shall consist of employees, directors and consultants, or those who will become employees, directors and consultants, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary.

6. Stock Options.

6.1 Terms and Conditions.  Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the “Stock Option(s))”.  Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant.  Stock Options may be granted under the Plan in such form as the Committee may from time to time approve.  Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights.  Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Stockholder”).

6.3 Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option; provided, further, however, that, in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

6.4 Term.  The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Stockholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5 Method of Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft, or money order payable to the order of the Company, if permitted by the Committee in its sole discretion,  by delivery of shares of Common Stock satisfying such requirements as the Committee shall establish, or through such other mechanism as the Committee shall permit, in its sole discretion.  Payment instruments shall be received by the Company subject to collection.  The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.  Any portion of a Stock Option that is exercised may not be exercised again.

6.6 Tandem Grants.  If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.

7. Stock Appreciation Rights.

7.1 Terms and Conditions.  The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2 Stock Appreciation Rights.  A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

7.3 Grant.  A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

7.4 Date of Exercisability. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term.  The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

7.5 Form of Payment.  Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

7.6 Tandem Grant.  The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

8. Restricted Shares.

8.1 Terms and Conditions.  Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.  Restricted Shares may be granted alone or in addition to any other Awards under the Plan.  Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant.  With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares.  Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Aquamer Medical Corp. 2010 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Aquamer Medical Corp.  Copies of such Plan and Award Agreement are on file in the office of the Secretary of Aquamer Medical Corp., 8 Algonquian Drive, Natick, MA  01760. Aquamer Medical Corp. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement.  Aquamer Medical Corp. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

8.2 Restricted Share Grants.  A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

8.3 Restriction Period.  In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award.  Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan.

8.4 Payment of Restricted Share Grants.  After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.*

8.5 Stockholder Rights.  A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement).  Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

9. Performance Units.

9.1 Terms and Conditions.  Performance Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

9.2 Performance Unit Grants.  A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

* Assumes shares will be registered (presumably on Form S-8).

9.3 Grants.  Performance Units may be granted alone or in addition to any other Awards under the Plan.  Subject to the terms of the Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units granted to any Participant.

9.4 Performance Goals and Performance Periods.  Participants receiving a grant of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”).  The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion.  The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.  The Committee shall also establish a schedule or schedules for Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period.  In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total stockholder return, return on equity, net earnings growth, sales or revenue growth, cash flow, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate.  Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion).  During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time.

9.5 Payment of Units.  With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned.  Payment in settlement of earned Performance Units shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, or in Restricted Shares, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement.

10. Other Provisions.

10.1 Performance-Based Awards.  Performance Units, Restricted Shares, and other Awards subject to performance criteria that are intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the Code shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of section 162(m) and the regulations thereunder.  Until otherwise determined by the Committee, the performance goals shall be the attainment of preestablished levels of any of [net income, market price per share, earnings per share, return on equity, return on capital employed and/or cash flow [any other performance criteria?]].  The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.  For purposes of the Plan, “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code.

10.2 Maximum Yearly Awards.  The maximum annual Common Stock amounts in this Section 10.3 are subject to adjustment under Section 13.2 and are subject to the Plan maximum under Section 4.2.

10.2.1 Performance-Based Awards. The maximum amount payable in respect of Performance Units, performance-based Restricted Shares and other Awards in any calendar year may not exceed 400,000 shares of Common Stock (or the then equivalent Fair Market Value thereof) in the case of any individual Participant.

10.2.2 Stock Options and SARs. Each individual Participant may not receive in any calendar year Awards of Options or Stock Appreciation Rights exceeding 400,000 underlying shares of Common Stock.

11. Dividend Equivalents.  In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options, and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents.  In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date.  The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

12. Non-transferability of Awards.  Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession.  No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgements, alimony, or separate maintenance.  Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

13. Changes in Capitalization and Other Matters.

13.1  No Corporate Action Restriction.  The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary.  No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any subsidiary, as a result of any such action.

13.2  Recapitalization Adjustments.  In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Stock Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

13.3  Mergers.

13.3.1  If the Company enters into or is involved in any merger, reorganization, recapitalization, sale of all or substantially all of the Company’s assets, liquidation, or business combination with any person or entity (such merger, reorganization, recapitalization, sale of all or substantially all of the Company’s assets, liquidation, or business combination to be referred to herein as a “Merger Event”), the Board may take such action as it deems appropriate, including, but not limited to, replacing such Stock Options with substitute stock options and/or stock appreciation rights in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event.  Notwithstanding anything to the contrary in the Plan, if any Merger Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant's Stock Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant's Stock Options and/or Stock Appreciation Rights, an amount equal to the excess of the Fair Market Value, as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights.

Upon receipt by any affected Participant of any such substitute stock options, stock appreciation rights (or payment) as a result of any such Merger Event, such Participant’s affected Stock Options and/or Stock Appreciation Rights for which such substitute options and/or stock appreciation rights (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

14. Amendment, Suspension and Termination.

14.1 In General.  The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary.  No such amendment, suspension or termination shall (x) materially adversely effect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, without the consent of such Participant, or (y) increase the number of shares available for Awards pursuant to Section 4.2 or increase the Maximum Yearly Awards under Section 10.2 or change the performance criteria listed in Section 10.1, without stockholder approval; provided, however, that the Board may amend the Plan, without the consent of any Participants, in any way it deems appropriate  to satisfy Code Section 409A and any regulations or other authority promulgated thereunder, including any amendment to the Plan to cause certain Awards not to be subject to Code Section 409A.

14.2 Award Agreement Modifications.  The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Performance Units, and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants shall become vested, or (c) the performance period or goals in respect of any Performance Units.  No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant; provided, however, that the Committee may amend an Award without the consent of the Participant, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated thereunder, including any amendment to or modification of such Award to cause such Award not to be subject to Code Section 409A.

15. Miscellaneous.

15.1 Tax Withholding.  The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation.  Shares of Common Stock may be used to satisfy any such tax withholding.  Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee.  In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

15.2 No Right to Employment.  Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

15.3 Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan.  Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement.  No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary.  Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

15.4 Payments to a Trust.  The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

15.5 Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation.  Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries.  The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

15.6 Listing, Registration and Other Legal Compliance.  No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations.  The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations.  Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law.  In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.  With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3.

15.7 Award Agreements.  Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee.  Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

15.8 Designation of Beneficiary.  Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death.  At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary.  Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.  If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

15.9 Leaves of Absence/Transfers.  The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant.  Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary.  If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

15.10 Code Section 409A.  This Plan and all Awards hereunder are intended to comply with the requirements of Code Section 409A and any regulations or other authority promulgated thereunder.  Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Board and the Committee reserve the right (without the consent of any Participant and without any obligation to do so or to indemnify any Participant or the beneficiaries of any Participant for any failure to do so) to amend this Plan and/or any Award Agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Code Section 409A after the date hereof without violating Code Section 409A.  In the event that any payment or benefit made hereunder would constitute payments or benefits pursuant to a non-qualified deferred compensation plan within the meaning of Code Section 409A and, at the time of a Participant‘s “separation from service”, such Participant is a “specified employee” within the meaning of Code Section 409A, then any such payments or benefits shall be delayed until the six-month anniversary of the date of such Participant’s “separation from service”.  Each payment made under this Plan shall be designated as a “separate payment” within the meaning of Code Section 409A.

15.11 Governing Law.  The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws thereof.  Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

15.12 Effective Date.  The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company’s stockholders in accordance with Sections 162(m) and 422 of the Code.

IN WITNESS WHEREOF, this Plan is adopted by the Company on this 23rd day of October, 2010.

AQUAMER MEDICAL CORP.

By:
Name:
Title: